

Pericom Semiconductor:

Enabling Serial Connectivity

(NASDAQ: PSEM)

Fiscal Q310 Earnings

PERICOM®

Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q4 FY10 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal fourth quarter.
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q3 Earnings Overview

Quarterly:

- Quarterly revenue of $36.7 M
  - Up 2.4% Q-to-Q and 50% vs. Q3 FY09
- End market shipment mix
  - Computer at 47%, communication at 35%, consumer at 12%, other 6%
- Geographic distribution
  - US at 10%, Asia at 85%, Europe at 5%
- Channel sales mix
  - Domestic distribution at 7%, foreign distribution at 55%, contract manufacturers at 22%, OEMs at 16%

Q3 Earnings Overview

Quarterly:

- Gross margin of 35.3%
  - Q3 gross margin increased 166 bps sequentially and decreased 22 bps vs. Q3 FY09
- Operating expense of $10.5 M vs. $10.4 M last Q included:
  - Stock base compensation expenses of $1.0 M
- Operating income of $2.5 M vs. $1.7 M last Q
  - Operating income margin of 6.8 %
- GAAP Net income of $3.1 M vs. $2.5 M last Q
  - Net profit margin of 8.3%
  - GAAP EPS of 12 cents vs. 10 cents last Q
- Tax Rate of 34% for Q3.

Strong Balance Sheet

	Mar. 2010
Cash & Investments	$126M
Working Capital	$136M
Total Assets	$250M
Total Liabilities	$30M
Shareholders' Equity	$221M
Book Value/Share	$8.69
Cash & Investments/Share	$4.98

Q3 Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 63%
    - Included analog switch at 30%, digital switch at 7%, silicon clocks at 9%, connect at 15%, interface at 2%
  - FCP at 37%
- **Top five end customers**
  - Accounted for 30% of total revenue
  - One customer accounted for over 10% of total revenue

New Products –3QFY10

- Pericom introduced a total of 14 new products across the Signal Integrity, Connectivity, and Timing product areas in our 3QFY10:

- **Signal Integrity:**
  - Pericom introduced 2 new ReDriver™ products - addressing high speed serial SATA3, SAS2, and DisplayPort protocols. These products address Server, Storage, and Computing market segments.
- **Connectivity:**
  - Pericom introduced 6 new charger management, switching and connectivity products across PCIe, HDMI, VGA, and USB2.0/3.0 protocols. The USB2.0/3.0 charger management products offer the highest level of integration for NB applications. These products target the Computing, Server, Networking, and Embedded market segments.
- **Timing**
  - Pericom introduced 6 new products – 3 advanced crystal oscillators (XO), and 3 clock generator / buffers, including the industry's lowest jitter PCIe 2.0 clock generator, targeting volume Networking, Server, Storage, and Ultra Mobility market segments.

Q4 FY10 Business Outlook

14 week quarter:

- Revenue in the range of $40.0 M to $42.0 M
- Gross margin in the 35% to 36% range
- Operating expenses in the range of $11.2 M to $11.7 M
  - Include stock-based compensation expenses of approximately $1.1 M
- Other income of approximately $1.1 M
  - Consist primarily of interest income
- Net income from unconsolidated affiliates – PTI and JCP of $0.6 M
- Tax rate of approximately 34%



Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 3Q10 Earnings

PERICOM®
Enabling Serial Connectivity